Exhibit 10(r)

MANAGEMENT STOCKHOLDER’S AGREEMENT

SLT Form

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of February 1, 2008 among Energy Future Holdings Corp. (formerly known as “TXU Corp.”), a Texas corporation (the “Company”), Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and the undersigned person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Merger Agreement”), by and among Parent, Texas Energy Future Merger Sub Corp, a Texas corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”) and the Company, on October 10, 2007, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger and being renamed “Energy Future Holdings Corp.”;

WHEREAS, in connection with the Merger, investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and Goldman, Sachs & Co. (collectively, the “Sponsor Group”), as well as other investors, contributed certain funds to Parent in exchange for limited partnership units;

WHEREAS, as a result of the Merger and after giving effect to certain issuances of stock in connection therewith, Parent owns, beneficially and of record, in excess of 99% of the issued and outstanding shares of the Company’s common stock, no par value (the “Common Stock”);

WHEREAS, the Management Stockholder has been selected by the Company (i) to defer receipt from the Company of certain payments under the TXU Long-Term Incentive Compensation Plan and the TXU Corp. 2005 Omnibus Plan (“LTIP Payments”) to which the Management Stockholder is entitled in connection with the Merger in exchange for the right under certain circumstances to receive shares of Common Stock in respect of those deferred payments (“Deferred Stock”), pursuant to a Deferred Share Agreement; and/or (ii) to be permitted to transfer to the Company cash in exchange for shares of Common Stock (the “Cash Purchased Stock”); and/or (iii) to be permitted to designate certain funds held pursuant to the EFH Salary Deferral Plan (the “Program”) as deemed to be invested in Common Stock (any shares of Common Stock subsequently issued to a Management Stockholder Entity (as defined below) pursuant to a distribution under the terms of the Program, “Deferred Purchased Stock” and together with Cash Purchased Stock, “Purchased Stock”); and/or (iv) has been selected by the Company to receive options to purchase shares of Common Stock (the “Options”) pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (the “Option Plan”) and the Energy Future Holdings Corp. Key Employee Non-Qualified Stock Option Agreement to be entered into by and between the Company and the Management Stockholder on or about the date hereof (the “Stock Option Agreement”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its Subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Purchased Stock and New Options.

(a) Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the date hereof, and the Company shall issue and deliver to the Management Stockholder as of the date hereof, the number of shares of Cash Purchased Stock at a $5.00 per share purchase price (the “Base Price”), in each case as set forth on Schedule I hereto, which Base Price is equal to the effective per share purchase price paid by the Sponsor Group on or about the Closing Date for their indirect ownership of shares of the Company in connection with the Merger.

(b) Subject to certain terms and conditions, including those hereinafter set forth and as set forth in the Option Plan, including the Management Stockholder’s continuing ownership of the Deferred Stock or Purchased Stock, the Company will grant to the Management Stockholder Options, at an initial exercise price equal to the Base Price, to acquire the number of shares of Common Stock as set forth in such Management Stockholder’s Stock Option Agreement which the Parties shall execute and deliver to each other copies of concurrently with the issuance of such Options.

(c) The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or its Subsidiaries as of the Closing Date.

2. Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of (x) Purchased Stock, (y) Deferred Stock, and (z) at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock, Deferred Stock, and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as provided in this Section 2(a) below and Section 3 hereof. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to Sections 3, 4, 5, 6 or 9 hereof, (2) a transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and if requested such transferee shall agree in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement, (3) a transfer made after the Closing Date in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 7(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(c) below and (4) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any Subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN ENERGY FUTURE HOLDINGS CORP. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT BETWEEN SUCH MANAGEMENT STOCKHOLDER AND TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP, IN EACH CASE DATED AS OF FEBRUARY 1, 2008

(COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c) The Management Stockholder acknowledges that he has been advised that (i) the Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions reasonably requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on any Management Stockholder vis-à-vis any other stockholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Management Stockholder represents and warrants that (i) with respect to the Purchased Stock, Deferred Stock and Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including a Preliminary Confidential Private Placement Memorandum and any supplements thereto, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(e), and the Management Stockholder has relied solely on such information.

(f) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Stock, (iv) the Management Stockholder’s (taken with such Management Stockholder’s representatives’) knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement, (v) with respect to the Purchased Stock, such Purchased Stock is being acquired by the Management

Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Management Stockholder has no present intention of selling or otherwise distributing the Purchased Stock in violation of the Act, and (vi) at the time of this offering, the Management Stockholder is (a) “an accredited investor”1 within the meaning of Rule 501(a) under the Securities Act that is willing and able to conduct an independent investigation of the risks of investing in the Company and (b) an employee, director or officer of the Company or one of its Subsidiaries.

3. Transferability of Stock.

(a) The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date; provided, however, that during such period, the Management Stockholder may transfer shares of Stock pursuant to one of the following exceptions: (i) transfers permitted by Sections 5 or 6; (ii) transfers permitted by clauses (2) and (3) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to Section 9; (iv) transfers permitted pursuant to the Sale Participation Agreement; (v) transfers permitted by the Board or (vi) transfers to Parent or its designee (any such exception, a “Permitted Transfer”); provided, further, that following the consummation of a Qualified Public Offering and prior to the fifth anniversary of the Closing Date, if the Selling Entities (as defined in the Sale Participation Agreement) transfer, directly for cash or any other consideration any shares of Common Stock owned by any such Selling Entity (other than pursuant to the Registration Rights Agreement or to an Affiliate or to another limited partner in Parent), the Management Stockholder shall be entitled to transfer (without giving effect to any restrictions included above in this Section 3(a)) a number of shares of Common Stock, if any, that the Management Stockholder would have been able to transfer in such sale pursuant to Section 2 of the Sale Participation Agreement had it occurred prior to a Qualified Public Offering.

(b) No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(c) No transfer of any shares of Stock shall be permitted or effected if such transfer would cause the Company to be required to register the Common Stock pursuant to Section 12(g)(1) of the Exchange Act.

(d) Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Sponsor Group of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

[1]	“Accredited Investors” include persons who come within the meaning of any of the following categories at the time of sale of the Stock:
•	any director or executive officer of the Company;
•	any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1 million; or
•

any natural person who for the two most recent years had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000 and has a reasonable expectation of reaching that same level of income in the current year.

4. Right of First Refusal.

(a) If, at any time after the fifth anniversary of the Closing Date and prior to the earlier to occur of a Change in Control or consummation of a Qualified Public Offering, the Management Stockholder proposes to transfer any or all of the Management Stockholder’s Stock (any such transferee, the “ROFR Transferee”) (other than any transfer pursuant to clauses (1), (2), (3) or (4) of Section 2(a)), the Management Stockholder shall notify the Company in writing of the Management Stockholder’s intention to transfer such Stock (such written notice, a “ROFR Notice”). The ROFR Notice shall include a true and correct description of the number of shares of Stock to be transferred and the material terms of such proposed transfer (including the price and identity, including name and address, of the proposed transferee) and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such transfer) and shall contain an irrevocable offer to sell such Stock to the Company or its designees (as provided below) (in the manner set forth below) at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and on substantially the same terms and conditions as the proposed transfer. At any time within twenty (20) days after the date of the receipt by the Company of the ROFR Notice, the Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all (but not less than all) of the shares of Stock proposed to be transferred to a ROFR Transferee, pursuant to Section 4(b).

(b) The Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all of the shares of Stock proposed to be transferred to any ROFR Transferee at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and otherwise on substantially the same terms and conditions as the proposed transfer (or, if the proposed transfer to any ROFR Transferee includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering (i) a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and/or (ii) if the proposed transfer to any ROFR Transferee includes any consideration other than cash, any such non-cash consideration, in each case to be paid to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 20-day period, the Company has not tendered (or caused to be tendered) the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock proposed to be transferred to any ROFR Transferee (subject to compliance with the other terms of this Agreement) on terms no less favorable to the Management Stockholder than those contained in the ROFR Notice. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 20-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

(c) Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier of occurrence of a Change in Control or a Qualified Public Offering.

5. The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein, if the Management Stockholder’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, during the later of the following: (x) the 365-day period following the date of such termination for death or Disability or (y) if the Company has declared an Event (as defined below) has occurred, the 30-day period following the date on which the Management Stockholder Entity receives notice that an Event which was declared by the Company while the Management Stockholder Entity held the Stock no longer exists; provided, however, the Management Stockholder Entity shall not be entitled to exercise the Management Stockholder’s rights pursuant to this Section 5 unless the Management Stockholder Entity has held the Stock to be resold pursuant to this Section 5 for at least six (6) months (including as a result of net settlement as specified in Section 5(a)(ii) (the “Put Period”), have the right to:

(i) With respect to Stock (including Net Settled Stock, defined below), sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date;

(ii) With respect to any outstanding vested Options, upon the occurrence of the applicable event identified in this Section 5 giving rise to the Management Stockholder’s rights hereunder, the Company shall deem the Management Stockholder Entity to have exercised the outstanding vested Options, in accordance with the terms of the relevant Stock Option Agreement, and be entitled to receive from the Company, on one occasion, in exchange for all of the outstanding vested Options then held by the applicable Management Stockholder Entity, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date, over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value on the Repurchase Calculation Date, which Options shall be terminated in exchange for such payment of shares of Stock (such shares of Stock, the “Net Settled Stock”). In the event the foregoing amount is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof; and

(iii) With respect to any outstanding unvested Options, all outstanding unvested Options shall be terminated and cancelled without any payment in respect thereof.

(b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock (including Net Settled Stock) in exchange for the payment referred to in Section 5(a)(i) and shall indicate the number of shares of Stock (including Net Settled Stock) to be sold (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company no later than the twentieth Business Day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased.

(c) Notwithstanding anything in this Section 5 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any Subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any Subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) (or Section 6 below, as the case may be) would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Texas Business Organization Code (“TBOC”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 5(a) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliate’s, as applicable) lenders and permitted under the Company’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount).

(d) Notwithstanding anything in this Agreement to the contrary, this Section 5 shall terminate and be of no further force or effect upon the earlier of (i) a Change in Control, or (ii) the later of (x) the fifth anniversary of the Closing Date or (y) the consummation of a Qualified Public Offering, except for any payment obligation of the Company or transfer obligation of the Management Stockholder Entities which has arisen prior to such termination date.

(e) Notwithstanding the foregoing and subject to Section 5(d), if an Event exists and is continuing for ninety (90) days after the date of the Redemption Notice, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock (including Net Settled Stock) repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described above, to the extent such note remains unpaid, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

6. The Company’s Option to Purchase Stock (including Net Settled Stock) and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a) Termination by the Management Stockholder without Good Reason. If, prior to the fifth anniversary of the Closing Date the Management Stockholder’s active employment with the Company (or, if applicable, its Subsidiaries or Affiliates) is terminated by the Management Stockholder without Good Reason, other than on account of death, Disability or Retirement (such event, a “Section 6(a) Call Event”), then:

(i) With respect to any Purchased Stock or Deferred Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Purchased Stock or Deferred Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Base Price (or, if higher, the Indirect Sale Price);

(ii) With respect to any Option Stock or Net Settled Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Option Stock or Net Settled Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value of the Option Stock or Net Settled Stock less 20% of the amount, if any, by which such Fair Market Value exceeds exercise price paid for such Option Stock or Net Settled Stock (which exercise price shall be zero with respect to the Net Settled Stock);

(iii) With respect to any outstanding vested Options, upon the occurrence of a Section 6(a) Call Event, the Company shall deem the Management Stockholder Entity to have exercised the outstanding vested Options, in accordance with the terms of the relevant Stock Option Agreement, and be entitled to receive from the Company, on one occasion, Net Settled Stock in exchange for all of the outstanding vested Options then held by the applicable Management Stockholder Entity; and

(iv) With respect to any outstanding unvested Options, all outstanding unvested Options shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(a) Call Event.

For the avoidance of any doubt, the termination of the Management Stockholder’s active employment with the Company (or, if applicable, its Subsidiaries or Affiliates) by the Management Stockholder without Good Reason following the fifth anniversary of the Closing Date shall not constitute a Section 6(a) Call Event with respect to Stock or Options.

(b) Termination for Cause by the Company and other Call Events. If at any time (i) the Management Stockholder’s active employment with the Company (or, if applicable, its Subsidiaries or Affiliates) is terminated by the Company (or, if applicable, its

Subsidiaries or Affiliates) for Cause or (ii) within 18 months following any termination of the Management Stockholder’s employment with the Company (and/or, if applicable, its Subsidiaries or Affiliates), the Management Stockholder engages in a Competing Business (such event under item (ii), a “Section 6(b)(ii) Call Event” and each event described above under items (i) and (ii), a “Section 6(b) Call Event”), then:

(i) With respect to Stock or Net Settled Stock (and in the case of a Section 6(b)(ii) Call Event, with respect to Option Stock only), the Company may purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock) and (y) the Fair Market Value of the Stock; and

(ii) With respect to any outstanding Options (whether vested or unvested), all outstanding Options shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(b) Call Event.

(iii) Notwithstanding the foregoing, to the extent the Management Stockholder engages in a Section 6(b)(ii) Call Event after the Management Stockholder has exercised his or her outstanding Options and/or sold the underlying Option Stock, Section 22(c) shall apply.

(c) Call Notice. The Company shall have a period (the “Call Period”) of ninety (90) days following the later to occur of (A) the date of any Call Event and (B) (i) with respect to Option Stock and Net Settled Stock, the date on which the Management Stockholder Entity has held the Stock most recently acquired to be sold pursuant to this Section 6 for at least six (6) months, or (ii) with respect to Purchased Stock or Deferred Stock, the date on which the Management Stockholder Entity has held the Stock most recently acquired to be sold pursuant to this Section 6 for at least six (6) months following a termination for any reason other than a termination without Good Reason, in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth Business Day after the giving of the Repurchase Notice. The applicable Repurchase Price shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased. For purposes of this Section 6, any determination of Fair Market Value shall be made as of the Repurchase Calculation Date.

(d) Use of Note to Satisfy Call Payment. Notwithstanding any other provision of this Section 6 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock pursuant to this Section 6, in order to complete the purchase of any Stock pursuant to this Section 6, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 6 that would not cause an Event and (ii) a note having the same terms as that provided in Section 5(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 6 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Section 6(b) Call Event, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock repurchased by the Company from the Management Stockholder Entities pursuant to this Section 6 with the note described in the foregoing sentence, to the extent such note remains unpaid; provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(e) Termination. Notwithstanding anything in this Agreement to the contrary, this Section 6 shall terminate and be of no further force or effect upon the earlier of (i) a Change in Control, or (ii) the later of (x) the fifth anniversary of the Closing Date or (y) the consummation of a Qualified Public Offering, except for any payment obligation of the Company or transfer obligation of the Management Stockholder Entities which has arisen prior to such termination date.

7. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed to such terms in the Option Plan. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the board of directors of the Company, or any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the state of New York.

“Business Unit” means a discreet business or activity performed by the Company or its Subsidiaries that is treated, or accounted for, as a separate operating unit in which a Management Stockholder is employed; and furthermore, the sale of a Business Unit may only trigger a Change in Control with respect to the Management Stockholders employed by that Business Unit.

“Call Events” shall mean, collectively, Section 6(a) Call Events and Section 6(b) Call Events.

“Call Period” shall have the meaning set forth in Section 6(c) hereof.

“Cash Purchased Stock” shall have the meaning set forth in the fourth recital.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its Subsidiaries or Affiliates, or, if there is no such employment or change-in-control agreement, “Cause” shall mean, with respect to a Management Stockholder: (i) if, in carrying out his or her duties to the Company, the Management Stockholder engages in conduct that constitutes (a) a material breach of his or her fiduciary duty to the Company or its shareholders (including, without limitation a material breach or attempted breach of the provisions of Section 22 hereof), (b) gross neglect or (c) gross misconduct resulting in material economic harm to the Company, provided that any such conduct described in (a), (b) or (c) is not cured with in ten (10) Business Days after the Management Stockholder receives from the Company written notice thereof, or (ii) upon the conviction of the Management Stockholder, or the plea of guilty or nolo contendere by the Management Stockholder to, a felony or a misdemeanor involving moral turpitude.

“Change in Control” shall mean, in one or a series of related transactions, (i) the sale of all or substantially all of the consolidated assets or capital stock of the Company or Business Unit to a person (or group of persons acting in concert) who is not an Affiliate of any member of the Sponsor Group; (ii) a merger, recapitalization or other sale by the Company, any member of the Sponsor Group or their Affiliates, to a person (or group of persons acting in concert) of Common Stock that results in more than 50% of the Common Stock of the Company (or any resulting company after a merger) being held by a person (or group of persons acting in concert) that does not include any member of the Sponsor Group or any of their respective Affiliates; or (iii) a merger, recapitalization or other sale of Common Stock by the Company, any member of the Sponsor Group or their Affiliates, after which the Sponsor Group owns less than 20% of the Common Stock of, and has the ability to appoint less than a majority of the directors to the Board of, the Company (or any resulting company after a merger); and with respect to any of the events described in clauses (i) and (ii) above, such event results in any person (or group of persons acting in concert) gaining control of more seats on the Board than the Sponsor Group; provided that, notwithstanding anything herein, such definition for Change in Control shall be deemed not to include any reference to a Business Unit for the purposes of interpreting the termination or applicability of any right of first refusal, piggy back, tag-along, drag-along, put, call or other transfer restriction or right in this Agreement or the Sale Participation Agreement.

“Closing Date” shall mean the date of closing of the Merger pursuant to the Merger Agreement.

“Common Stock” shall have the meaning set forth in the third recital.

“Company” shall have the meaning set forth in the introductory paragraph.

“Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of the Company, or its Subsidiaries in any geographic area where the Company or its Subsidiaries operates.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group, excluding any such non-public information that (i) is required by court or administrative order to be disclosed or (ii) becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 22.

“Coordination Committee” shall be the coordination committee, if any, established by the general partner of the Partnership to facilitate coordination of certain transfers and dispositions of Common Stock.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“Deferred Purchased Stock” shall have the meaning set forth in the fourth recital.

“Deferred Stock” shall mean the right of the Management Stockholder to receive a share of Common Stock pursuant to the terms of the Deferred Share Agreement dated October 9, 2007 between the Management Stockholder and Parent.

“Disability” shall mean “Disability” as such term is defined in any employment agreement between the Management Stockholder and the Company or any of its subsidiaries, or, if there is no such employment agreement, “Disability” shall mean the Management Stockholder’s physical or mental incapacitation and consequent inability for a period of six consecutive months to perform the Management Stockholder’s duties; provided, however, in the event the Company temporarily replaces the Management Stockholder, or transfers the Management Stockholder’s duties or responsibilities to another individual, on account of the Management Stockholder’s mental or physical impairment for a period of time which is covered by the Company’s short term disability plan, the Management Stockholder’s employment shall not be deemed terminated by the Company and the Management Stockholder shall not be able to resign with Good Reason.

“Drag Transaction” shall have the meaning ascribed to such term in the Sale Participation Agreement.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exchange Agreement” shall have the meaning set forth in the fourth recital.

“Exercisable Option Shares” shall mean the number of shares of Common Stock that, at the time that Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value” means (i) if there is a public market for the shares on such date, the average of the high and low closing bid prices of the shares of Common Stock on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares or, (ii) if there is no public market for the shares, on a per share basis, the fair market value of the Common Stock on any given date, as determined reasonably and in good faith by the Board, which shall not take into account any minority interest discount and shall not take into account a discount for illiquidity of shares of Common Stock held by a Management Stockholder in excess of any illiquidity discount applicable to shares of Common Stock generally; provided that if the Board’s determination under this clause (ii) is not based on a valuation completed by an independent valuation firm within the 6 months preceding the Board’s determination, the Management Stockholder or Management Stockholder’s Entities, as applicable, may require the Company to retain an independent valuation firm to determine the fair market value (and the Company will bear the cost of such appraisal, unless the appraised value is 110% or less of the fair market value as determined by the Board, in which case the Management Stockholder or the Management Stockholder Entities, as applicable, will bear the cost of such appraisal).

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its Subsidiaries or Affiliates, or, if there is no such employment or change-in-control agreement, “Good Reason” shall mean (i) a reduction in the Management Stockholder’s base salary or the Management Stockholder’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company equally); (ii) a transfer of the Management Stockholder’s primary workplace by more than thirty-five (35) miles from the current workplace; (iii) a substantial adverse change in the Management Stockholder’s duties and responsibilities; (iv) any material breach by the Company of this Agreement, the Stock Option Agreement or the Management Stockholder’s employment agreement; or (v) an adverse change after the Closing Date in the Management Stockholder’s line of reporting to superior officers pursuant to the terms of his employment agreement or change-in-control agreement; provided, however, that any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) Business Days after the Management Stockholder gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

“Indirect Sale Price” means the weighted average price per LP Unit at which members of the Sponsor Group sell LP Units prior to December 31, 2009 in sales (or series of related sales) to any transferee that is not an Affiliate of any member of the Sponsor Group and which sales do not exceed the Indirect Sale Threshold (with each such initially capitalized term in this definition having the meanings set forth in the Sale Participation Agreement).

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Merger” shall have the meaning set forth in the first recital.

“Merger Agreement” shall have the meaning set forth in the first recital.

“Merger Sub” shall have the meaning set forth in the first recital.

“Net Settled Stock” shall have the meaning set forth in Section 5(a)(ii) hereof.

“Non-Compete Period” shall have the meaning set forth in Section 22(a)(ii) hereof.

“Options” shall have the meaning set forth in the fourth recital.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the fourth recital.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the fifth recital.

“Other Management Stockholders Agreements” shall have the meaning set forth in the fifth recital.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 9(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Program” shall have the meaning set forth in the fourth recital.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the fourth recital.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” shall mean any firm underwritten public offering of shares of Common Stock (or series of related offerings) pursuant to an effective registration statement under the Act (other than a registration statement on Form S-4 or S-8 or any other similar form) pursuant to which at least 25% of the outstanding shares of Common Stock are or have been sold to the public.

“Redemption Notice” shall have the meaning set forth in Section 5(b) hereof.

“Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean Registration Rights Agreement, dated as of October 10, 2007, among the Company and investors party thereto.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, last date of trading of the Common Stock immediately preceding the date of repurchase on which there was a closing trading price for the Common Stock.

“Repurchase Notice” shall have the meaning set forth in Section 6(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5 and Section 6, as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

“ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

“Restricted Group” shall mean, collectively, the Company, its Subsidiaries, the members of the Sponsor Group and their respective Affiliates.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof.

“Selling Entities” shall have the meaning ascribed to such term in the Sale Participation Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Sponsor Group” shall have the meaning set forth in the second recital.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreements” shall have the meaning set forth in the fourth recital.

“TBOC” shall have the meaning set forth in Section 2(c) hereof.

“transfer” shall have the meaning set forth in Section 2(a) hereof.

8. The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee of Parent or the Company) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c) The Company will not agree to any amendment of the terms of the credit agreement entered into on the Closing Date, or to any corresponding provision in any successor or equivalent debt agreement, that imposes any limits on the Company’s permission thereunder to repurchase stock, or make payments on any note, in each case under Section 5(c) or 6(d) of this Agreement, that are materially more restrictive than such provision under such credit agreement as in effect on the Closing Date if, at or prior to the time of such agreement, restrictions corresponding and proportionate thereto have not also been imposed thereunder on the payment of cash dividends on the Common Stock.

(d) Other than shares of Common Stock, there are no other shares of capital stock of the Company outstanding.

9. “Piggyback” Registration Rights. Effective after the occurrence of an initial Public Offering:

(a) The Parties agree to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement as they relate to the exercise of piggyback registration rights as provided in Sections 3, 4, 5, 6, 7, 8 and 12 of the Registration Rights Agreement (the “Piggyback Registration Rights”) as in effect on the date hereof (subject, with respect to any such Management Stockholder provided Piggyback Registration Rights, only to any amendments thereto to which such Management Stockholder has agreed in writing to be bound), and, if any member of the Sponsor Group is selling stock, the Management Stockholder shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the Public Offering and any rights to indemnification and/or contribution from the Company and/or the Sponsor Group), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b) In the event of a proposed registration of Common Stock by any member of the Sponsor Group in accordance with the terms of the Registration Rights Agreement, the Company will, within ten days after receipt of such demand notice, notify each Management Stockholder in writing (a “Piggyback Notice”) of such proposed registration (a “Proposed Registration”), offering, subject to the limitations in this Section 9 and the Registration Rights Agreement, to include in such registration shares of Stock held by such Management Stockholder. If within fifteen (15) days after such Piggyback Notice is given to the Management Stockholder, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to include shares of Stock held by the applicable Management Stockholder Entities in such registration (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), subject to subsections 9(c) and (d) below, the Company shall include in such registration (if ultimately completed), shares of Stock properly and timely requested to be included in such Request.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being registered by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the registration or offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9) and (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that in its view the total number or dollar amount of shares of Stock proposed to be sold in such offering is such as to adversely affect the success of such offering, then there shall be included in such underwritten offering the number or dollar amount of shares of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering. To the extent that pursuant to the Registration Rights Agreement any such reduction in the number of shares of Registrable Securities to be included in such underwritten offering results in reduction to the number of shares to be registered in such Proposed Registration by the selling holders of Registrable Securities (as defined in the Registration Rights Agreement), the Management Stockholder and all Other Management Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Registrable Securities (together, the “Holders”), the number of shares of Stock included in the Proposed Registration by Holders, shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities requested to be included in such Proposed Registration by each such Holder.

(e) Upon delivering a Request a Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 9 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f) The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9, including reasonable and customary lock-up agreements consistent with the requirements of the Registration Rights Agreement; provided that Parent and its Affiliates that own Common Stock in the Company enter into a similar agreement.

(g) This Section 9 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) with respect to each Management Stockholder, on the date on which such Management Stockholder ceases to own any Registrable Securities.

10. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

11. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

12. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

13. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement (a) obligates the Company or any Subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such Subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any Subsidiary of the Company.

14. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under clauses (2), (3) or (4) of Section 2(a) or clauses (ii) and (v) of Section 3(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15. Amendment. This Agreement may be amended by the Company at any time; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages the Management Stockholders in more than a de minimis way but less than a material way shall require the consent of Management Stockholders holding a majority of the equity interests held by the Management Stockholders.

16. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth Business Day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Texas applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in Dallas, Texas. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its Subsidiaries, the Sponsor Group and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 22(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

18. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that no such assignment shall relieve the Company from its obligations thereunder.

19. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

20. Withholding. The Company or its Subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

21. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Energy Future Holdings Corp.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201

Attention: General Counsel

Telecopy: (214) 812-4600

(b) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

22. Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.

(a) In consideration of the Company entering into this Agreement with the Management Stockholder and hereby promising and committing itself to provide the Management Stockholder with Confidential Information and/or specialized training after the Management Stockholder executes this Agreement, unless there exists any covenant that pertains to the same subject matter as set forth in this Section 22 in any employment agreement or change in control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its Subsidiaries or Affiliates, in which case such covenants shall supersede the covenants contained in this Section 22; then the Management Stockholder shall be subject to the covenants contained in this Section 22. Subject to the preceding sentence, the Management Stockholder shall not, directly or indirectly:

(i) at any time during or after the Management Stockholder’s employment with the Company or its Subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its Subsidiaries or the Sponsor Group or any of their respective Affiliates, except when required to perform his or her duties to the Company or one of its Subsidiaries, by law or judicial process;

(ii) at any time during the Management Stockholder’s employment with the Company or its Subsidiaries and for a period of eighteen months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which the Company operates or conducts business; or

(iii) at any time during the Management Stockholder’s employment with the Company or its Subsidiaries and for a period of eighteen months thereafter, directly or indirectly (A) solicit customers or clients of the Company or any of its Subsidiaries to terminate their relationship with the Company or any of its Subsidiaries or otherwise solicit such customers or clients to compete with any businesses of the Company, or its Subsidiaries in any geographic area where the Company or its Subsidiaries operates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment employed by the Company or any of its Subsidiaries;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of the Company, or its Subsidiaries. If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information. Notwithstanding the foregoing, for the purposes of Section 22(a)(ii), (A) the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person (B) the Non-Compete Period shall not be triggered by any exercise of tag-along rights under the Sale Participation Agreement or Drag Transaction that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement (except with respect to any violation of provisions of Section 22(a)(ii)). In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c) In the event that the Management Stockholder engages in activity giving rise to a Section 6(b)(ii) Call Event or breaches any of the provisions of Sections 22(a)(ii) or 22(a)(iii), the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her or otherwise received in respect of any repurchase or disposition of any Options or Option Stock (including Net Settled Stock) held by such Management Stockholder; provided that with respect to Option Stock (including Net

Settled Stock), the Management Stockholder shall be required to pay to the Company only such amounts, if any, that the Management Stockholder received in excess of the exercise or purchase price paid by the Management Stockholder in acquiring such Stock, on a net after-tax basis; provided further, in the event the Management Stockholder engages in activity giving rise to a Section 6(b)(ii) Call Event (to the extent the provisions of Section 6(b)(iii) are applicable) or breaches any of the provisions of Section 22(a)(ii), the provisions of this Section 22(c) shall be the Company’s sole remedy.

23. Irrevocable Proxy. Subject to and to the extent permitted by the laws of the State of Texas, each Management Stockholder hereby irrevocably appoints Parent and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in such Management Stockholder’s name and on its behalf such Management Stockholder’s right to vote all of the shares of outstanding Common Stock owned by the Management Stockholder at any regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board or approving any Change in Control transaction or agreement. If voting under such proxy Parent and any authorized representatives and designees thereof shall vote under this proxy on behalf of each such Management Stockholder in the same manner as Parent votes any outstanding shares of Common Stock owned by it at any such regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board or approving any Change in Control transaction or agreement. This proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains effective among the parties hereto, their successors, transferees and assigns and, if such Management Stockholder is a natural person, shall not terminate on the disability or incompetence of such Management Stockholder. The Company is hereby requested and directed to honor this proxy upon its presentation by Parent and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. Each such Management Stockholder agrees that the Company, and the Company’s secretary shall not be liable to such Management Stockholder for so honoring this proxy. This Section 23 shall terminate and be of no further force or effect upon the later of (x) the fifth anniversary of the Closing Date or (y) the consummation of a Qualified Public Offering.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Riz Chand
Name:	Riz Chand
Title:	SVP Human Resources

TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP

By:	Texas Energy Future Capital Holdings LLC, its General Partner

By:	/s/ Michael MacDougall
Name:	Michael MacDougall
Title:

MANAGEMENT STOCKHOLDER:

/s/ John F. Young
Name:	John F. Young

ADDRESS:

☐ The above-signed represents that he/she is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.

Schedule I

CASH PURCHASED STOCK

Number of shares of Cash Purchased Stock:

600,000 shares

Base Price: $5.00

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